UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported)         November 30, 2005

U.S.B. HOLDING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12811	36-3197969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Dutch Hill Road Orangeburg, New York		10962
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(845) 365-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2005, the Board of Directors of Union State Bank (the “Bank”), subsidiary of U.S.B. Holding Co., Inc. (the “Company”), approved the Union State Bank Key Employees’ Supplemental Investment Plan (“KESIP”), which was restated and amended effective January 1, 2005 to reflect the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).

The KESIP was established and maintained by the Bank solely for the purpose of providing to a select group of highly compensated or management personnel who participate in the U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (with 401(k) Provisions) (“Qualified Plan”) benefits attributable to (i) contribution allocations which would otherwise be made under the Qualified Plan but for the compensation limitation of Section 401(a)(17) of the Code, and (ii) contributions equal to amounts in excess of the limitations on annual additions imposed by Section 415 of the Code.

The Bank desires to expand the purposes of the KESIP to permit certain key executive employees designated by its Board of Directors to defer portions of their compensation, in order to continue to attract and retain talented executives with a competitive compensation package. Accordingly, the Bank has adopted the KESIP for its key executive employees, and has restated and amended the KESIP to provide for such deferral of compensation effective as of July 1, 1997. The KESIP is a non-qualified deferred compensation plan subject to the requirements of Section 409A of the Code and has been further amended and restated effective January 1, 2005 to reflect these requirements.

It is the intention of the parties that the arrangements contemplated by the KESIP be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”). The KESIP is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On November 30, 2005, the Board of Directors of the Bank also approved the Union State Bank Key Employees’ Supplemental Diversified Investment Plan (“KESDIP”), which was restated and amended effective January 1, 2005 to reflect the requirements of Section 409A of the Code.

The KESDIP was established and maintained by the Bank solely for the purpose of providing to a select group of highly compensated or management personnel who participate in the Qualified Plan benefits attributable to (i) contribution allocations which would otherwise be made under the Qualified Plan but for the compensation limitation of Section 401(a)(17) of the Code, and (ii) contributions equal to amounts in excess of the limitations on annual additions imposed by Section 415 of the Code.

The Bank desires to permit certain key executive employees designated by its Board of Directors to defer portions of their compensation, in order to continue to attract and retain talented executives with a competitive compensation package. Accordingly, the Bank has adopted the KESDIP for its key executive employees, to provide for such deferral of compensation effective as of September 1, 1998. The KESDIP is a non-qualified deferred compensation plan subject to the requirements of Section 409A of the Code and has been further amended and restated effective January 1, 2005 to reflect these requirements.

It is the intention of the parties that the arrangements contemplated by the KESDIP be unfunded for tax purposes and for purposes of Title I of ERISA. The KESDIP is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

In addition to the tax law changes, the KESIP and the KESDIP were amended to provide for 100% vesting of unvested benefits in the event of a change of control of the Company.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Union State Bank Key Employees’ Supplemental Investment Plan.

10.2	Union State Bank Key Employees’ Supplemental Diversified Investment Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.B. HOLDING CO., INC.

Date:	December 6, 2005	By:	/s/ Thomas E. Hales

Name: Thomas E. Hales

Title: Chairman and C.E.O